UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011
Equity One, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13499	52-1794271

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of principal executive offices) (Zip Code)
(305) 947-1664
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 4, 2011 (the “Closing Date”), pursuant to the Contribution Agreement, dated May 23, 2010, as amended on November 8, 2010 (the “Contribution Agreement”), by and among Liberty International Holdings Limited, a private company limited by shares organized under the laws of England and Wales (“LIH”), Equity One, Inc., a Maryland corporation (“Equity One”), and Capital Shopping Centres plc, a public limited company organized under the laws of England and Wales (“CSC”), Equity One acquired a majority ownership interest in C&C (US) No. 1, Inc., a Delaware corporation (“CapCo”) through a joint venture with LIH (the “CapCo Transaction”). CapCo owns a portfolio of 13 properties in California totaling approximately 2.5 million square feet, including Serramonte Shopping Center in Daly City, Plaza Escuela in Walnut Creek, The Willows Shopping Center in Concord, 222 Sutter Street in San Francisco, and The Marketplace Shopping Center in Davis. LIH and CSC are subsidiaries of Capital Shopping Centres Group PLC (“CSC Group”), a public limited company organized under the laws of England and Wales.
Pursuant to the Contribution and related transaction documents, LIH contributed all of the outstanding shares of CapCo’s common stock to the joint venture in exchange for 11,357,837 Class A Shares in the joint venture (“Class A LLC Shares”), and Equity One contributed a shared appreciation promissory note (the “Note”) to the joint venture in the amount of $600 million in exchange for 25,543,212 Class A LLC Shares and 15,023,893.20 joint venture units designated as Class B LLC Shares, which represent all of the outstanding Class B LLC Shares. In addition, at the closing, LIH transferred and assigned to Equity One an outstanding promissory note of CapCo in the amount of $67 million in exchange for the issuance to a subsidiary of LIH of approximately 4.1 million shares of Equity One’s common stock (“Common Stock”) and one share of Equity One’s newly designated class A common stock (“Class A Common Stock”). The Class A LLC Shares are redeemable by the joint venture upon LIH’s option until the tenth anniversary of the closing of the CapCo transaction for cash or, at Equity One’s option, shares of Common Stock on a one-for-one basis, subject to certain adjustments.
At the closing, pursuant to the terms and conditions of the Contribution Agreement, Equity One entered into the following material definitive agreements. Set forth below is a brief description of these agreements.
Joint Venture Agreement
Equity One and LIH entered into the Limited Liability Company Agreement of EQY-CSC LLC (the “Joint Venture Agreement”), dated as of the Closing Date. The Joint Venture Agreement provides the following:
     Management. The joint venture is managed by a board of managers, elected by Equity One, as the holder of a majority of the Class A LLC Shares.
     Consent Rights. The consent of LIH Shareholders (defined as LIH, CSC, or any affiliate of CSC or LIH) is required for a limited number of specified actions, including the following:

•	any action by the board of managers in contravention of an express prohibition or limitation of the Joint Venture Agreement, or failure to take any action expressly required under the Joint Venture Agreement;
•	the institution of any bankruptcy proceedings or liquidation of the joint venture;
•	the incurrence of debt by the joint venture;
•	the borrowing of any money by the joint venture from Equity One or an affiliate of Equity One;
•	generally, the prepayment of the Note (except as permitted under the Note or upon redemption of the Class A LLC Shares by LIH Shareholders), or the modification of the Note;
•	amendments to certain provisions of the Joint Venture Agreement; and
•	prior to February 3, 2016, the transfer by Equity One of its Class A LLC Shares or Class B LLC Shares, except to a wholly-owned subsidiary, or in connection with certain change-of-control transactions or privatization transactions.
     Redemption. All or a portion of the Class A LLC Shares held by an LIH Shareholder are redeemable by the joint venture upon request of such LIH Shareholder for redemption until the tenth anniversary of the closing of the CapCo Transaction for cash or, at Equity One’s option, shares of Common Stock on a one-for-one basis, subject to certain adjustments for unpaid cash distributions.
     Distribution Rights. Each holder of a Class A LLC Share is entitled to receive from the joint venture distributions of “available cash” (as defined in the Joint Venture Agreement) equivalent to dividends paid on a share of Common Stock. If the joint venture has insufficient cash to make this distribution, the shortfall accumulates and earns a specified additional return. Once the foregoing distribution has been made, the Board of Managers may, at its discretion, distribute remaining available cash:
•	first, to Equity One, as the holder of Class B LLC Shares, up to a specified return; and
•	thereafter, 16.67% to holders of Class A LLC Shares, pro rata, and 83.33% to holders of Class B LLC Shares.
The foregoing description of the Joint Venture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joint Venture Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Registration and Liquidity Rights Agreement
Equity One and LIH entered into a Registration and Liquidity Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, Equity One agreed to file a prospectus supplement to its automatic shelf registration statement to cover resales of shares of Common Stock issued to LIH in the CapCo Transaction. Equity One filed a prospectus supplement, dated January 5, 2011, including a base prospectus, dated January 5, 2011 (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”), registering the resale of such shares.
Equity One further agreed to keep the Registration Statement effective until the earlier of:
•	the date that all of the Registrable Securities (as defined in the Registration Rights Agreement) cease to be Registrable Securities; and
•	January 4, 2021.
If Equity One does not meet these obligations, subject to certain permitted suspension periods, Equity One is required to pay the holders a cash payment (as described in the Registration Rights Agreement) as partial liquidated damages.
In addition, pursuant to the Registration Rights Agreement, subject to certain conditions and exceptions, Equity One agreed, upon the request of a holder, to undertake a “qualified offering” (as defined in the Registration Rights Agreement, including an underwritten offering) to take all commercially reasonable steps to facilitate up to four qualified offerings. Equity One agreed to pay the costs and expenses for up to two qualified offerings. In specified circumstances, Equity One has the right to include in a qualified offering shares of Equity One’s securities that Equity One wishes to include in the qualified offering, subject to customary underwriter cutbacks.
Equity One also agreed to provide holders with piggyback registration rights after January 4, 2016, subject to customary underwriter cutbacks and other conditions.
The Registration Right Agreement also provides for customary indemnification provisions by and among Equity One and the holders who may request to have their shares registered pursuant to the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
In connection with the transactions contemplated by the Contribution Agreement, Equity One entered into an Equityholders Agreement, dated May 23, 2010, among Equity One, CSC Group, LIH and certain other parties signatory thereto (the “Equityholders Agreement”). The Equityholders Agreement was previously described in, and filed by Equity One as Exhibit 10.2 to its Current Report on Form 8-K filed with the SEC on May 27, 2010. The Equityholders Agreement was effective as of the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
At the closing, Equity One contributed the Note in the principal amount of $600 million to the joint venture. Subject to a cap on total interest, the Note bears (i) a fixed interest rate of 7%, compounded and payable quarterly, and (ii) a contingent interest rate equal to 30% of the appreciation in certain real properties owned by Equity One or its subsidiaries. Payments of the contingent interest are due annually, beginning on the third anniversary of the issue date, and at maturity. The interest rate cap is 7% per annum during the two-year period following the date of issuance and thereafter 9.5% per annum.
The Note matures on the tenth anniversary of the issue date. The Note may be prepaid at any time after the fifth anniversary of the issue date. Equity One is required to comply with certain covenants set forth in the Note. Equity One is also required to replace any properties by which the contingent interest is measured that it sells with property of equal value. The Note ranks pari passu with all of Equity One’s other unsecured debt.
The Note includes usual and customary events of default for notes of this nature and provides that, upon the occurrence of an event of default, payments of all amounts due under the Note may be accelerated.
The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth above under Item 1.01 of this Current Report is incorporated herein by reference. The issuance of the shares of Common Stock, Class A Common Stock and Class A LLC Shares as described above were not registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 4(2) thereof.

Item 3.03	Material Modification to Rights of Securities Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated in this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Equityholders Agreement, Equity One agreed to increase the size of the Board of Directors of Equity One (the “Board”) by one seat, effective at the Closing Date, and appoint a designee of CSC Group to the Board. Subject to continuing to hold a minimum number of shares of Common Stock, LIH will subsequently have the right to nominate one candidate for election to the Board at each annual meeting of Equity One’s stockholders at which directors are elected.

Immediately following the closing, David Fischel, the designee of CSC Group, was appointed a director of Equity One to serve until Equity One’s 2011 annual meeting of stockholders. In connection with the appointment, the Board increased the size of the Board to 10 directors. Mr. Fischel is not currently expected to serve on any committees of the Board.
Mr. Fischel has served as Chief Executive of CSC Group, the parent company of CSC, since March 2001. He was appointed Non-executive Director of Capital & Counties Properties PLC on its demerger from CSC Group in May 2010.
As a non-employee director, Mr. Fischel will receive compensation in the same manner as Equity One’s other non-employee directors, which compensation Equity One previously disclosed in its definitive proxy statement on Schedule 14A, filed with the SEC on March 24, 2010. Additionally, in connection with Mr. Fischel’s appointment to the Board, Equity One and Mr. Fischel entered into an indemnification agreement in substantially the same form as Equity One has entered into with each of Equity One’s existing directors. The form of such indemnification agreement was previously filed by Equity One as an exhibit to its Annual Report on Form 10-K filed with the SEC on March 16, 2005.
Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.
On January 4, 2011, in connection with the CapCo Transaction, Equity One filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) to reclassify and designate one authorized but unissued share of Common Stock as one share of a newly established class of capital stock, denominated as Class A Common Stock. The share of Class A Common Stock was issued to CSC Ventures Limited, a private company organized under the laws of England and Wales that is a subsidiary of LIH (“CSC Ventures”). The share of Class A Common Stock (i) is convertible into 10,000 shares of Common Stock in certain circumstances, and (ii) subject to certain limitations, entitles CSC Ventures to voting rights in Equity One determined with reference to the number of Class A LLC Shares held by LIH, CSC Group or their affiliates from time to time.
The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
On January 5, 2011, Equity One filed an amendment to Equity One’s Articles of Incorporation (the “Amendment”) with the SDAT to add foreign ownership limits and reduce the existing ownership limits for individuals (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)). The Amendment was approved by the stockholders of Equity One at a special meeting held on December 15, 2010.
The Amendment provides:
•	(i) that subject to certain exceptions, a foreign person may not acquire, beneficially or constructively, any shares of Equity One’s capital stock, if immediately following the acquisition of such shares, the fair market value of the shares of Equity One’s capital stock owned, directly or indirectly, by all foreign persons (other than LIH and its affiliates) would comprise 29% or more of the fair market value of the issued and outstanding shares of Equity One’s capital stock and (ii) remedies for a breach of the restrictions set forth in clause (i); and
•	no individual (as defined in the Code to include certain entities) may own, or be deemed to own, directly and by virtue of certain constructive provisions of the Code, more than 5.0% in value of the aggregate outstanding shares of Equity One’s capital stock or more than 5.0% in value or number of shares, whichever is more restrictive, of the aggregate outstanding shares of Equity One’s Common Stock.
The foregoing description of the Amendment is qualified in its entirety by reference to (i) Equity One’s definitive proxy statement on Schedule 14A filed with the SEC on November 15, 2010, and (ii) the Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On January 4, 2011, Equity One issued a press release announcing the closing of the CapCo Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Equity One, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
At the closing of the CapCo Transaction, CapCo had approximately $243 million of mortgage debt, including its proportionate share of debt held by CapCo’s joint ventures and following the repayment of an $84 million mortgage secured by Serramonte Center, which repayment occurred simultaneously with the Closing of the CapCo Transaction and was funded by Equity One and cash held by CapCo.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.
3.1	Articles Supplementary of Equity One, Inc., dated January 4, 2011
3.2	Articles of Amendment of Equity One, Inc., dated January 5, 2011
5.1	Opinion of Venable LLP

Exhibit No.
10.1	Limited Liability Company Agreement of EQY-CSC LLC, dated as of January 4, 2011
10.2	Registration and Liquidity Rights Agreement by and between Equity One, Inc., and Liberty International Holdings Limited, dated as of January 4, 2011
10.3	Shared Appreciation Promissory Note, dated as of January 4, 2011
12.1	Ratio of Earnings to Fixed Charges
99.1	Press Release of Equity One, Inc., dated January 4, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: January 7, 2011	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary